UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2024

WideOpenWest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38101	46-0552948
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7887 East Belleview Avenue, Suite 1000 Englewood, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 479-3500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jose Segrera to the Board of Directors

As previously reported by WideOpenWest, Inc. (the “Company”), on April 24, 2024, the board of directors of the Company (the “Board”) appointed Jose Segrera to the Company’s Board to fill the vacancy resulting from the resignation of Mr. McMillin, effective May 17, 2024. Subsequently, on May 5, 2024, the Board increased the number of directors of the Board to ten members and accelerated the effective date of Mr. Segrera’s service to May 5, 2024. The effective date of Mr. Segrera’s appointment to the audit committee of the Board remains May 17, 2024. Upon the effective date of Mr. McMillin’s resignation, which also remains May 17, 2024, the size of the Board will be automatically reduced to nine members.

Information regarding Mr. Segrera is available in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2024, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST, INC

Date: May 7, 2024	By:	/s/ John Rego
John Rego
Chief Financial Officer

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